Exhibit 99.1

FOR IMMEDIATE RELEASE

Coty Inc. Announces Early Results of Cash Tender Offers for Approximately $200 Million Outstanding Debt Securities

Tender Offer is a Continuation of $1.1 Billion Reduction in Debt Over Last 15 Months Continues Coty’s Deleveraging Agenda

Anticipated Reduction in Interest Expense related to Debt Securities tendered early would approximate $8 Million annually at current exchange rates

NEW YORK (November 23, 2022) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) announced today the early tender results of its previously announced series of tender offers to purchase for cash, (i) up to an aggregate principal amount of $100,000,000 (the “USD Note Cap”) of its 6.500% Senior Notes due 2026 (the “USD Notes”) and (ii) up to an aggregate principal amount of €100,000,000 (the “Euro Note Cap”) of its 4.750% Senior Notes due 2026 (the “Euro Notes”). The USD Notes and the Euro Notes are referred to collectively herein as the “Notes”, such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer”, and the USD Note Cap and the Euro Note Cap are referred to collectively as the “Notes Caps” and each a “Note Cap.” The Tender Offers are being made pursuant to the terms and conditions set forth in the Offer to Purchase, dated November 8, 2022 (the “Offer to Purchase”). The Company refers investors to the Offer to Purchase for the complete terms and conditions of the Tender Offers.

As of 5:00 p.m., New York City time, on November 22, 2022 (such date and time, the “Early Tender Date”), according to information provided by Global Bondholder Services Corporation, the tender and information agent for the Tender Offers, the aggregate principal amount of each series of Notes listed in the table below has been validly tendered and not validly withdrawn in each Tender Offer. Withdrawal rights for the Notes expired at 5:00 p.m., New York City time, on the Early Tender Date.

	Title of Security	Security Identifiers	Principal Amount Outstanding	Principal Amount Tendered at Early Tender Date	Percentage of Outstanding Notes Tendered	Total Consideration(1)(2)(3)	Aggregate Principal Amount Accepted for Purchase
USD Tender Offer	6.500% Senior Notes due 2026	CUSIPs: 222070AB0 U2203CAA9 ISINs: US222070AB02 (144A) USU2203CAA90 (Reg S)	$550,000,000	$76,983,000	14.00%	$965.00	$76,983,000
Euro Tender Offer	4.750% Senior Notes due 2026	Common Codes: 180178872 180178830 ISINs: XS1801788727 (144A) XS1801788305 (Reg S)	€250,000,000	€69,691,000	27.88%	€930.00	€69,691,000

(1)	Per $1,000 principal amount of USD Notes or €1,000 principal amount of Euro Notes, as applicable, tendered and accepted for purchase.
(2)	Does not include Accrued Interest (as defined below), which will also be payable as provided herein.
(3)	Includes the Early Tender Premium (as defined below).

All conditions were satisfied or waived by the Company at the Early Tender Date. The Company has elected to exercise its right to make payment for Notes that were validly tendered at or prior to the Early Tender Date and that are accepted for purchase on November 28, 2022 (the “Early Settlement Date”).

Each of the Tender Offers will continue to expire at 11:59 p.m., New York City time, on December 7, 2022, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”), unless earlier terminated.

As the aggregate principal amount of each series of Notes validly tendered and not validly withdrawn at or prior to the Early Tender Date is below the respective Note Caps, all Notes tendered on or prior to the Early Tender Date will be accepted for purchase without proration. The consideration to be paid for the Notes validly tendered and not validly withdrawn per $1,000 principal amount of such USD Notes or per €1,000 principal amount of such Euro Notes, as applicable, validly tendered and accepted for purchase pursuant to the applicable Tender Offer is the amount set forth in the table above under the heading “Total Consideration.” The amounts set forth in the table above under “Total Consideration” include an early tender premium of $30 per $1,000 principal amount of USD Notes accepted for purchase and €30 per €1,000 principal amount of Euro Notes accepted for purchase (the “Early Tender Premiums”). Each holder who validly tendered and did not validly withdraw its Notes at or prior to the Early Tender Date and whose Notes are accepted for purchase will be entitled to receive the applicable “Total Consideration” set forth in the table above under the heading “Total Consideration,” which includes the Early Tender Premiums.

Subject to the remaining capacity under each respective Note Cap, and proration if applicable, holders of Notes who validly tender Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, and the holder’s Notes are accepted for purchase, the holder will only be eligible to receive $935.00 per $1,000 principal amount of USD Notes and/or €900.00 per €1,000 principal amount of Euro Notes plus Accrued Interest. The Tender Offer Consideration does not include the Early Tender Premiums. No tenders will be valid if submitted after the Expiration Date. Payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 9, 2022, the second business day after the Expiration Date (the “Final Settlement Date”).

All holders of Notes accepted for purchase will also receive accrued interest from, and including, the most recent applicable interest payment date preceding the applicable settlement date to, but not including, such settlement date, if and when such Notes are accepted for payment (“Accrued Interest”).

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity, including short term borrowings under its revolving credit facility and cash generated from operations.

Information Relating to the Tender Offers

The complete terms and conditions of the Tender Offers are set forth in the Offer to Purchase. BNP Paribas Securities Corp., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc. and Santander Investment Securities Inc. are serving as Dealer Managers in connection with the applicable Tender Offers. Investors with questions regarding the terms and conditions of the tender offers may contact the dealer managers as follows:

BNP Paribas Securities Corp. Collect: +1 (212) 841-3059 Toll-Free: +1 (888) 210-4358	Citigroup Global Markets Inc. Collect: +1 (212) 723-6106 Toll free: +1 (800) 558-3745	Credit Agricole Securities (USA) Inc. Collect: +1 (212) 261-7802 Toll-Free: +1 (866) 807-6030	Santander Investment Securities Inc. Collect: +1 (212) 940-1442 Toll-Free: +1 (855) 404-3636

Global Bondholder Services Corporation is the Tender and Information Agent for the tender offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at +1 (855) 654-2014 (toll-free) or +1 (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/coty/.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer manager, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Coty Inc.

Coty Inc. is one of the world’s largest beauty companies, with an iconic portfolio of brands across fragrance, color cosmetics, and skin and body care. Through targeted strategic transactions, we have strengthened and diversified our presence across the countries, categories and channels in which we compete, building a strong beauty platform. As Coty transforms, we continue to make progress on our strategic priorities, including stabilizing our consumer beauty brands through leading innovation and improved execution, accelerating our prestige fragrance business and ongoing expansion into prestige cosmetics, building a comprehensive skincare portfolio leveraging existing brands, enhancing our e-commerce and direct-to-consumer capabilities, expanding our presence in China through prestige products and select consumer beauty brands, and establishing Coty as an industry leader in sustainability.

Forward Looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offers, the expected source of funds and the anticipated interest expense savings. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Company’s ability to consummate the Tender Offers on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For Information Contact:

Investor Relations

Olga Levinzon

212-389-7733

Olga_Levinzon@cotyinc.com

Media

Antonia Werther

+31 621 394495 917-754-8399

Antonia_Werther@cotyinc.com